EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 26, 2015, with respect to the consolidated financial statements included in the Annual Report of Fairway Group Holdings Corp. and subsidiaries on Form 10-K for the year ended March 29, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Fairway Group Holdings Corp. and subsidiaries on Form S-8 (File No. 333-193056).

/s/ GRANT THORNTON LLP

Melville, New York

May 26, 2015